TBS INTERNATIONAL LIMITED & SUBSIDIARIES                                EXHIBIT 32

AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of TBS International Limited and its subsidiaries, (the "Company"), does hereby certify, to the best of such officer's knowledge, that the Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2007 as filed with the Securities and Exchange Commission on the date hereof (the "Form 10-Q") of the Company fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and the information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 9, 2007	/s/ Joseph E. Royce Joseph E. Royce President and Chief Executive Officer
Date: November 9, 2007	/s/ Ferdinand V. Lepere Ferdinand V. Lepere Executive Vice President, Chief Financial Officer
Date: November 9, 2007	/s/ Frank Pittella Frank Pittella Controller, Chief Accounting Officer

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.